Exhibit 99.1

STATE OF MAINE	BUSINESS AND CONSUMER DOCKET
SAGADAHOC, SS.	Location: West Bath
Docket No. BCD-WB-CV-10-13

KEVIN DUPLISEA, Individually and on Behalf of All Others Similarly Situated,

                           Plaintiff,

v.

MAINE & MARITIMES CORPORATION, ROBERT E. ANDERSON, BRENT M. BOYLES, MICHAEL W. CARON, D. JAMES DAIGLE, RICHARD G. DAIGLE, DAVID N. FELCH, DEBORAH L. GALLANT, NATHAN L. GRASS, BRIAN N. HAMEL, and LANCE A. SMITH,

                           Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiff Kevin Duplisea (“State Plaintiff”) in the above-captioned action Duplisea v. Maine & Maritimes Corporation, et al, (“the State Action”), and plaintiff Amy Johnson-Gee (“Federal Plaintiff”, together with State Plaintiff, “Plaintiffs”) in an action pending in the United States District Court for the District of Maine (“the Federal Court”), captioned Johnson-Gee v. Brett Boyles et al., Case No. 1:10-cv-00142-JAW, (the “Federal Action”, together with the State Action, the “Actions”), individually and on behalf of the Settlement Class (as defined herein), and defendants Maine & Maritimes Corporation (“MAM” or the “Company”), BHE Holdings Inc. (”BHE”), BHE Holding Sub One Inc. (“Merger Sub”), Robert Anderson, Brent Boyles, Michael Caron, D. James Daigle, Richard Daigle, David Felch, Deborah Gallant, Nathan Grass, Brian Hamel, Lance Smith (the “Individual Defendants”, together with MAM, BHE and Merger Sub, the “Defendants”), by and through their undersigned attorneys, hereby submit this Stipulation and Agreement of Settlement (the “Stipulation”) for the Court’s approval pursuant to Rule 23 of the Maine Rules of Civil Procedure.

WHEREAS, on March 12, 2010, MAM announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BHE and Merger Sub.  Upon the terms of the Merger Agreement and subject to the conditions set forth therein, Merger Sub will be merged with and into MAM, and as a result MAM will continue as the surviving corporation and a wholly owned subsidiary of BHE.  Pursuant to the Merger Agreement, each issued and outstanding share of common stock of MAM (other than shares owned by MAM, BHE or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Maine law) will be canceled and will be automatically converted into the right to receive $45.00 in cash, without interest and subject to any applicable withholding taxes at the closing of the Merger Agreement (the “Merger”);

WHEREAS, on March 16, 2010, the State Action challenging the Merger was filed in the Superior Court of the State of Maine, Aroostook County, Case No. CARSC-cv-10-043, against MAM and the Individual Defendants, seeking to enjoin the Merger.  The complaint, filed as a class action on behalf of MAM shareholders, alleged, among other things, that the Individual Defendants breached their fiduciary duties to the Company’s shareholders by agreeing to sell the Company for inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that MAM aided and abetted such breaches;

WHEREAS, the State Action seeks, among other things, equitable relief against MAM and certain of its officers and directors with respect to the proposed Merger;

WHEREAS, the State Action was subsequently transferred to the Business and Consumer Docket of the Maine Superior Court and assigned the docket number BCD-WB-CV-10-13;

WHEREAS, on April 9, 2010, the Company submitted a Schedule 14A Preliminary Proxy Statement (the “Preliminary Proxy”) to the Securities and Exchange Commission (“SEC”) in connection with the Merger;

WHEREAS, on April 16, 2010, the Federal Plaintiff filed the Federal Action in the Federal Court.  The complaint in the Federal Action asserts claims against the Individual Defendants and MAM for alleged breach of fiduciary duty in connection with the Merger and claims against MAM, BHE and Merger Sub for aiding and abetting such alleged breach of fiduciary duty and seeks equitable relief;

WHEREAS, on April 22, 2010, the State Plaintiff amended his complaint in the State Action asserting claims for breaches of fiduciary duty, including disclosure violations, against MAM and the Individual Defendants;

                WHEREAS, on May 7, 2010, the Federal Plaintiff amended her complaint in the Federal Action by adding a claim against MAM under Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder for alleged misrepresentations and omissions made in the Preliminary Proxy;

WHEREAS, counsel for State Plaintiff made specific recommendations to counsel for Defendants concerning additional disclosures that Plaintiffs considered necessary so that the Definitive Proxy (as defined herein) did not omit to state facts necessary to make the statements therein not misleading, and to ensure that MAM’s public stockholders receive all material information concerning the Merger necessary to enable them to make an informed decision as to whether they should tender their shares;

WHEREAS, counsel for Plaintiffs and counsel for Defendants have engaged in arm’s-length negotiations concerning recommended additional disclosures (the “Recommended Disclosures”) and a potential settlement of the Actions;

WHEREAS, the Company filed with the SEC a Schedule 14A Definitive Proxy Statement (the “Definitive Proxy”) containing additional disclosures relating to the Merger on June 23, 2010 that substantially addressed the Recommended Disclosures and formed the basis for a settlement of the Actions.  A blackline detailing, among other things, the additional disclosures resulting from the parties’ arm’s length negotiations is attached hereto as Exhibit A;

WHEREAS, after extensive arm’s length negotiations between counsel for the parties, on June 29, 2010, the parties executed a Memorandum of Understanding (“MOU”), which established the settlement terms set forth herein that are subject to final approval of the Court (the “Settlement”);

WHEREAS, the Plaintiffs, through counsel, have investigated the claims and allegations asserted in the Actions, as well as the underlying events and transactions relevant to those claims and allegations.  In connection with this investigation, Plaintiffs’ counsel conducted confirmatory discovery, prior to execution of this Stipulation, including the review of non-public documents from MAM and conducting interviews of defendant and MAM director, Brent Boyles on July 20, 2010, and Tom Stafford of KeyBanc Capital Markets, Inc. (“KeyBanc”), on July 21, 2010;

WHEREAS, on July 22, 2010, MAM disclosed that the shareholder vote regarding the Merger was complete and 99% of shares outstanding had been voted in favor of the Merger;

WHEREAS, counsel for all parties have concluded that the terms contained in this Stipulation are fair and adequate to MAM, its stockholders, and members of the Settlement Class (as defined herein), that it is reasonable to pursue the settlement of the Actions based upon the procedures and terms outlined herein and the benefits and protections offered hereby, and the parties wish to document their agreement in this Stipulation;

WHEREAS, Defendants have denied, and continue to deny, that they have committed or aided and abetted the commission of any violation of law of any kind or engaged in any of the wrongful acts alleged in the Actions, and expressly maintain that they have diligently and scrupulously complied with their fiduciary and other legal duties, including disclosing material information about the Merger, and are entering into this Stipulation solely to eliminate the burden and expense of further litigation;

WHEREAS, all parties recognize the time and expense that would be incurred by further litigation of the Actions and the uncertainties inherent in such litigation; and

WHEREAS, the parties represent and agree that the terms of the Settlement were negotiated at arm’s-length and in good faith by the parties, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.  The parties believe that settlement is in the best interests of the parties and therefore wish to settle and resolve the claims asserted in the Actions;

NOW, THEREFORE, the parties stipulate and agree, through their respective counsel, subject to the approval of the Court, as follows:

Settlement Consideration

1. Counsel for Plaintiffs and counsel for Defendants conferred on certain disclosures supplemental to those contained in the Preliminary Proxy.  On June 23, 2010, as a result of these arms-length negotiations, MAM made further public disclosures in its Definitive Proxy some of which were requested by Plaintiffs and agreed upon by Defendants and Plaintiffs (“Supplemental Disclosures”).  The Supplemental Disclosures are summarized as follows1:

•	MAM disclosed additional information pertaining to the outcome or status of various wind farm projects;

•	MAM disclosed additional information pertaining to discussions regarding continuing employment for certain MAM employees post-Merger;

•	MAM disclosed additional information pertaining to the retention of KeyBanc for services related to the Merger;

•
MAM disclosed additional information pertaining to KeyBanc’s advice on or about August 14, 2009 that MAM should explore the market for potential bidders and obtain information that would allow MAM to determine whether it should pursue a sale or similar transaction;

•	MAM disclosed additional information pertaining to confidentiality and standstill agreements entered into with potential bidders;

•
MAM disclosed additional information pertaining to its decision regarding a potential attempt to reengage Company A and Company B in an attempt to secure a bid in excess of $45 per share on account of the express reservations communicated by Company A and Company B regarding their willingness to make firm offers;

•
MAM disclosed additional information pertaining to concerns that Company A and other bidders expressed regarding a lack of certainty around MAM’s future transmission opportunities, given that MAM had been unable to provide historical or projected financial information for the MPC Project, secure regulatory approval for the MPC Project, and that it could not be assumed with sufficient certainty that a potential scaled-down transmission line project would come to fruition;

•	MAM disclosed additional information pertaining to the MAM Board’s decision to discontinue the “market check” process in October 2009;

•
MAM disclosed additional information pertaining to the MAM Board’s decision not to reengage in the sales process and instead focus solely on negotiations with BHE given that the market check process had been lengthy and thorough;

 1 Capitalized terms used but not defined in this paragraph have the meanings ascribed to them in the Definitive Proxy.

•	MAM disclosed additional information pertaining to the projected cash flows used by KeyBanc in its Discounted Cash Flow analysis;

•	MAM disclosed additional information pertaining to MAM management’s future employment prospects with Emera; and

•	MAM disclosed additional information pertaining to the number of Phantom Stock Units held by each director as of March 31, 2010.

2. Plaintiffs have reviewed the aforementioned Supplemental Disclosures contained in the Definitive Proxy and have determined that the additional disclosures form a fair, reasonable and adequate basis for settling the Actions.  The parties agree that, other than the filing of the Definitive Proxy and any required disclosure to the Court, the SEC or shareholders, no public statement or press release shall be issued concerning the Settlement.

3. Defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to all claims asserted in the Actions, including that they have committed any violations of law, that they have acted improperly in any way, that they have any liability or owe any damages of any kind to Plaintiffs and/or the Settlement Class (as defined herein) and that any additional disclosures (including the Supplemental Disclosure) are or were required under any applicable rule, regulation, statute or law, but are entering into this Stipulation solely because they consider it desirable that the Actions be settled and dismissed on the merits and with prejudice in order to (i) eliminate the burden, inconvenience, expense, risk and distraction of further litigation, (ii) finally put to rest and terminate all the claims which were or could have been asserted against Defendants in the Actions and (iii) thereby permit the Merger to proceed without the risk of injunctive or other relief.

4. Plaintiffs’ counsel conducted an investigation in order to confirm the fairness of the Settlement, which included, inter alia, reviewing non-public MAM documents pertaining to the Merger, including Board and Strategic Planning Committee minutes, presentations by MAM’s financial advisor, KeyBanc, considered by MAM’s Board, as well as conducting interviews of Mr. Boyles, a MAM director and officer, and Tom Stafford, a director of mergers and acquisitions at KeyBanc, who are familiar with the facts and circumstances of the Merger and the documents produced.

Release

5. Upon Final Court Approval (as defined in Paragraph 18), Plaintiffs and all members of the Settlement Class (as defined in Paragraph 10) will be deemed to and shall have fully, finally and forever released, discharged, caused to be dismissed with prejudice on the merits and settled any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined below), that Plaintiffs (in the State Action or the Federal Action) or any or all members of the Settlement Class (as defined below) ever had, now have, may have or otherwise could, can or might assert, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, against any of the Released Parties (as defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims arising under the federal securities laws, including Section 14(a) of the Securities Exchange Act of 1934, or any claims that could be asserted derivatively on behalf of MAM), which, now or hereafter, are based upon, arise out of, relate in any way to or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved or referred to in or related to, directly or indirectly, any of the Actions or the subject matter of any of the Actions in any court, tribunal, forum or proceeding, including, without limitation, any and all claims that are based upon, arise out of, relate in any way to or involve, directly or indirectly, (i) the Merger or the issuance of any securities in connection therewith, (ii) any actions, deliberations or negotiations in connection with the Merger, including the process of deliberation or negotiation by each of MAM, BHE, Merger Sub and any of their respective officers, directors or advisors or parent entities (including Emera, Inc.) and their respective officers, directors or advisors, (iii) the consideration received by Settlement Class (as defined below) members in connection with the Merger, (iv) the Preliminary Proxy, Definitive Proxy or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Merger, (v) the fiduciary obligations of the Released Parties (as defined below) in connection with the Merger, (vi) the fees, expenses or costs incurred in prosecuting, defending or settling the Actions, or (vii) any of the allegations in any complaint or amendment(s) thereto filed in the Actions (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include the right to enforce the Settlement or any properly perfected claims by MAM stockholders for statutory appraisal in connection with the Merger.

6. Whether or not each or all of the following persons or entities were named, served with process or appeared in the Actions, that “Released Parties” means (i) Robert Anderson, Brent Boyles, Michael Caron, D. James Daigle, Richard Daigle, David Felch, Deborah Gallant, Nathan Grass, Brian Hamel, Lance Smith, BHE, Emera, Inc., MAM and Merger Sub; (ii) any person or entity which is, was or will be related to or affiliated with any or all of them or in which any or all of them has, had or will have a controlling interest, including parent entities; and (iii) the respective past, present or future family members, spouses and heirs, as well as their respective past or present trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, shareholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinions, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates of each and all of the foregoing.

7.  “Unknown Claims” means any claim that the State Plaintiff, Federal Plaintiff or any member of the Settlement Class does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including, without limitation, those that, if known, might have affected the decision to enter into the Settlement.  With respect to any of the Released Claims, the parties to this Stipulation stipulate and agree that upon Final Court Approval (as defined in Paragraph 18), Plaintiffs shall expressly, and each member of the Settlement Class shall be deemed to have, and by operation of the final order and judgment by the State Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides: “A general release does not extend to claims which the creditor does not know or suspect exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  The Plaintiffs acknowledge, and the members of the Settlement Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Plaintiffs, and by operation of law the members of the Settlement Class, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, that now exist, heretofore existed or that may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  Plaintiffs acknowledge, and the members of the Settlement Class by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a key element of the Settlement and was relied upon by each and all of the Defendants in entering into this Stipulation;

8. Defendants and the Released Parties release Plaintiffs, members of the Settlement Class and their counsel from all claims arising out of the instituting, prosecution, settlement or resolution of the Actions, provided however, that the Defendants and Released Parties shall retain the right to enforce in the State Court the terms of the Settlement;

9. Pending Final Court Approval (as defined in Paragraph 18), Plaintiffs and all members of the Settlement Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of Defendants or Released Parties.

Class Certification

10. For purposes of settlement only, the parties agree to certification by the Court, pursuant to Rule 23 of the Maine Rules of Civil Procedure, of a non-opt-out settlement class consisting of all common stockholders of MAM from October 1, 2009 through and including the date of the closing of the Merger (the “Settlement Class Period”), including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, transferees or affiliates, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them and each of them (the “Settlement Class”).  Defendants will separately file an unopposed motion in the State Action asserting that, for purposes of this Settlement only, the Court should certify the Settlement Class as a mandatory non-opt-out class under Maine Rule of Civil Procedure 23 (the “Mandatory Non-Opt-Out Class Motion”).  Plaintiffs and Plaintiffs’ counsel shall not oppose the Mandatory Non-Opt-Out Class Motion.

Submission and Application to the Court

11. In conjunction with the execution of this Stipulation, the parties have applied jointly for entry of a scheduling order substantially in the form attached hereto as Exhibit B (the “Scheduling Order”) establishing the procedure for: (i) the approval of notice to the Settlement Class substantially in the form attached hereto as Exhibit C (the “Notice”) and (ii) the Court’s final consideration of this Stipulation, Certification of the Settlement Class and Plaintiffs’ application for an award of Counsel’s attorneys’ fees and expenses.

12. Plaintiffs shall be responsible for providing notice of the Settlement to the members of the Settlement Class under terms approved by Defendants and the Court.  MAM shall pay all reasonable costs and expenses incurred in providing notice of the Settlement to the members of the Settlement Class, with the understanding that notice shall be effected by mail unless otherwise provided by law.

Order and Final Judgment

13. If, following a hearing (the “Settlement Hearing”), the Court approves this Settlement (including any modification thereto made with the consent of the parties as provided for herein) as fair, reasonable, adequate and in the best interest of the Settlement Class, the parties shall jointly request that the Court enter an Order and Final Judgment substantially in the form attached hereto as Exhibit D.

Conditions of Settlement

14. The terms of this Stipulation, including the entry of an Order and Final Judgment, the release of all claims, and the payment of any award of attorneys’ fees or other consideration, are expressly conditioned upon the Merger becoming effective under Maine law.

15. The terms of this Stipulation are expressly conditioned on the Federal Plaintiff seeking and obtaining the voluntary dismissal with prejudice of the Federal Action;

16. In the event that this Settlement does not obtain Final Court Approval, then this Stipulation shall be null and void and of no force and effect, unless otherwise agreed to in writing by the parties to this Stipulation; provided, however, that the Court’s award of attorneys’ fees and expenses (of whatever amount), or any modification, alteration or reversal on appeal of such award shall not void this Stipulation.  In the event this Stipulation is rendered null and void for any reason, each party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation, this Stipulation shall not be deemed to prejudice in any way the respective positions of the parties with respect to the Action, and neither the existence of this Stipulation or the MOU (or the contents of these documents) shall be discoverable or admissible in evidence or shall be referred to for any purpose in the Actions or in any other litigation or proceeding.  Notwithstanding the foregoing, neither Plaintiffs nor any member of the Settlement Class shall have any right to terminate or withdraw from this Stipulation by reason of any order relating to fees and expenses.

17. Neither the existence of this Stipulation or the MOU, nor the contents of those documents or any negotiations, discussions, statements or proceedings in connection therewith shall be deemed to constitute a presumption, concession, or admission by any Plaintiff or any Defendant of any fault, liability, misrepresentation, omission or wrongdoing or lack of any fault, liability, misrepresentation, omission or wrongdoing as to any facts or claims alleged or asserted in the Actions or in any other action or proceeding (whether civil, criminal or administrative).  Neither the existence of this Stipulation or the MOU (or the contents of these documents) nor any negotiations, statements or proceedings in connection therewith, shall be offered or admitted into evidence or referred to, interpreted, construed, invoked or otherwise used by any person for any purpose in the Actions or in any other action, litigation or proceeding (whether civil, criminal, or administrative), except as may be necessary to enforce or obtain Court approval of the Settlement, or as may be necessary to explain to the Court or any member of the Settlement Class why the Settlement was not consummated in the event that this Stipulation is terminated, or to move to dismiss or stay an action relating to the released claims brought by a member of the Settlement Class.  This provision shall remain in force in the event this Stipulation is terminated.

Final Court Approval

18. Final court approval of the Settlement (“Final Court Approval”) shall have been obtained once all of the following have occurred:  (a) entry by the Court of an Order and Final Judgment in all material respects in the form set forth in Exhibit C attached hereto; and (b) either (i) the expiration of the time for the filing or noticing of an appeal or motion for reargument or rehearing from the Court’s entry of such Order and Final Judgment without such appeal or motion having been made; (ii) the final affirmance of such Order and Final Judgment on any appeal or reargument or rehearing or (iii) the final dismissal of any appeal; provided, however, and notwithstanding any provision to the contrary in this Stipulation, Final Court Approval shall not include (and this Stipulation is expressly not conditioned on) the approval of attorneys’ fees, costs and expenses of Plaintiffs’ counsel as provided in paragraph 19 and any appeal related thereto.  Final Court Approval shall:  (i) resolve and provide for the dismissal with prejudice and without costs to any party, except as set forth in paragraph 19 herein, of all claims asserted or that could have been asserted in the Actions and all other claims (as described hereinafter), if any, arising out of or relating, in whole or in part, to the Merger; and (ii) provide for the preparation and filing of such other documentation as may be necessary to obtain approval of the settlement of the Actions upon and consistent with the terms set forth in this Stipulation.  The entry of a final and binding judgment shall dismiss with prejudice (whether voluntary or involuntary) the State Action upon the Final Court Approval.
Attorneys’ Fees

19. Robbins Geller Rudman & Dowd, LLP, as Lead Counsel for State Plaintiff and the Settlement Class (“Lead Counsel”) shall apply to the Court for an award to Plaintiffs’ counsel of attorneys’ fees, costs and expenses not to exceed $400,000.00 (the “Attorneys’ Fee

Application”), to be paid by MAM or its successors subject to Court approval.  Counsel for Defendants will not oppose Plaintiffs’ Attorneys’ Fee Application and will cause MAM (or any successor thereto) to pay the awarded of attorneys’ fees, costs and expenses (the “Attorneys’ Fee Award”), as directed by the Court, if and solely to the extent that such Attorneys’ Fee Award does not exceed $400,000.00 and subject to the express condition that the Merger shall become effective under Maine law.  All parties agree that, notwithstanding anything in this Stipulation to the contrary, or any order of the Court making or approving an Attorneys’ Fee Award, in no event shall MAM or its successors be obliged to pay to Plaintiffs, the Settlement Class or Plaintiffs’ counsel any amount in excess of $400,000.00 for attorneys’ fees, costs and expenses in connection with the Actions (other than those expenses incurred in disseminating the Notice in accordance with paragraph 10), and in no event shall any Defendant other than MAM or its successors be obliged to pay any part of the Attorneys’ Fee Award or any of Plaintiffs’ attorneys’ fees, costs and expenses.  Subject to the approval of the Court, Lead Counsel shall allocate any Attorneys’ Fee Award among counsel for Plaintiffs in the Actions.  Subject to the foregoing, MAM agrees to pay the Attorneys’ Fee Award within ten (10) business days of the latest date on which: (a) a final order has been entered (i) approving the Settlement (including the Releases as provided in paragraphs 5-9 above); (ii) awarding attorneys’ fees and expenses; (iii) dismissing with prejudice the State Action; (iv) dismissing with prejudice the Federal Action; and (b) upon the fulfillment of each of the following: (i) the consummation of the Merger substantially in accordance with the terms and conditions set out in the Merger Agreement; (ii) the Court’s certification of the Settlement Class pursuant to Maine Rule of Civil Procedure 23; (iii) the dismissal with prejudice of the Actions without the award of any damages, costs, fees or the grant of any further relief except for an award of fees and expenses the State Court may make in accordance with this paragraph; (iv) the entry of a final judgment in the State Action approving this Settlement and providing for the dismissal with prejudice of the State Action and approving the grant of a release by the Settlement Class to the Released Parties of the Released Claims; (v) the inclusion in the final judgment of a provision enjoining all members of the Settlement Class from asserting any of the Released Claims; and (vi) Federal Plaintiff seeking voluntary dismissal with prejudice, without right of appeal, of the Federal Action, without any request for attorneys’ fees or costs in that action, within five (5) business days of Final Court Approval of the Settlement, and the dismissal of the Federal Action with prejudice.  Plaintiffs’ counsel shall be obliged to return to MAM or its successors any portion of the Attorneys’ Fee Award that is affected by any decision by any court, or by any appellate court, to reduce, vacate, dismiss, modify or otherwise change or nullify any court order making or approving an Attorneys’ Fee Award.  Plaintiffs’ counsel will not seek attorneys’ fees and expenses other than as provided for in this paragraph and will not make any application for an award of fees or expenses in the Federal Action.  The Released Parties shall bear no other expenses, costs, damages, or fees alleged or incurred by the Plaintiffs, by any member of the Settlement Class or by any of their attorneys, experts, advisors, agents, representatives or affiliates.

Effect of Release

20. The release contemplated by this Stipulation extends to claims that the releasing parties do not know or suspect to exist at the time of the release, which, if known, might have affected the releasing party’s decision to enter into the release; the releasing parties shall be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provisions, right and benefits of Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;

and the releasing parties shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542.  The parties to this Stipulation acknowledge that the foregoing waiver was separately bargained for and is a material term of this Stipulation.

Cooperation

21. The parties to this Stipulation (a) acknowledge that it is their intent to consummate this Stipulation, and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.  In addition to the actions specifically provided for in this Stipulation, the parties and their attorneys agree to cooperate fully with one another in seeking Final Court Approval and to agree promptly upon and execute all such other documentation as may be reasonably required to obtain Final Court Approval.

Stay of Proceedings

22. Pending Final Court Approval, the parties agree to stay any further discovery or other proceedings in the Actions, other than those concerning this Settlement.  Defendants’ time to answer or otherwise respond to the Complaint is extended indefinitely.  Plaintiffs will stay, and will not initiate, any other proceedings other than those concerning the Settlement.  The parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Settlement Class in any other litigation against any of the parties to this Stipulation, or which challenges this Settlement, the Merger Agreement, any of the transactions contemplated by the Merger Agreement, including, without limitation, the Merger, or otherwise involves a Released Claim.

Return of Documents

23. Plaintiffs’ counsel agrees that within ten (10) days of receipt of a written request by any producing party following Final Court Approval, they will return to the producing party all discovery material obtained from, including all documents produced by and/or deposition testimony given by, any of Defendants or Defendants’ affiliates in the Actions (herein “Discovery Material”), or certify in writing that such Discovery Material has been destroyed.  The parties agree to submit to the Court any dispute concerning the return or destruction of Discovery Material.

Right of Withdrawal

24. All Defendants shall have the right to withdraw from this Stipulation in the event that any court enjoins or otherwise precludes the Merger or any of the transactions contemplated by the Merger Agreement, or in the event that any claim related to the subject matter of the Action, the Merger Agreement, the transactions contemplated by the Merger Agreement, including, without limitation, the Merger or the Released Claims, is commenced or prosecuted against any of Defendants in any court prior to Final Court Approval, and (following a motion by Defendants) any such claim is not dismissed with prejudice or stayed in contemplation of dismissal with prejudice.  In the event that any such claim is commenced or prosecuted, the parties shall cooperate and use their best efforts to secure the dismissal with prejudice (or a stay in contemplation of dismissal with prejudice, following Final Court Approval) thereof.

No Waiver

25. If any provision or term of this Stipulation is held to be illegal, invalid or unenforceable, such provision or term shall be fully severable; this Stipulation shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised part of this Stipulation and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision or term, there shall be added automatically as part of this Stipulation another provision or term as similar to the illegal, invalid or unenforceable provisions as may be possible and that is legal, valid and enforceable.

26. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party.

27. No waiver, express or implied, by any party of any breach or default by any other party in the performance by the other party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, under this Stipulation.

Successors, Assigns and Third Party Beneficiaries

28. This Stipulation shall be binding upon and inure to the benefit of the parties (including members of the Settlement Class) and their respective agents, executors, heirs, successors and assigns; provided, that no party shall assign or delegate its rights or responsibilities under this Stipulation without the prior written consent of the other parties hereto.  Released Parties are intended third party beneficiaries under this Stipulation entitled to enforce this Stipulation in accordance with its terms.

Governing Law

29. This Stipulation shall be governed by, and construed in accordance with, the laws of the State of Maine, without regard to Maine’s principles governing choice of law.  The Court shall have exclusive jurisdiction over any dispute arising out of this Stipulation.
Non-Assignment of Claims

30. Plaintiffs represent and warrant that (i) Plaintiffs are members of the Settlement Class, and (ii) none of Plaintiffs’ claims or causes of action in the Actions has been assigned, encumbered, or in any manner transferred, in whole or in part.  The parties to this Stipulation agree that any dispute arising out of or relating in any way to the enforcement or interpretation of this Stipulation or the Settlement shall not be litigated or otherwise pursued in any forum or venue other than the Court, and the parties to this Stipulation expressly waive any right to demand a jury trial as to any such dispute.

Entire Agreement

31. This Stipulation and its exhibits constitute the entire agreement among the parties with respect to the subject matter hereof, and may be modified or amended only by a writing signed by the signatories hereto.  No representations, warranties or inducements other than those contained and memorialized in this Stipulation and its exhibits have been made by any party hereto concerning this Stipulation and its exhibits.

Counterparts

32. This Stipulation may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties.

33. Signed signature pages of this Stipulation may be delivered by telecopier or e-mail, which will constitute complete delivery without any necessity for delivery of originally signed signature pages in order for this Stipulation to constitute a binding agreement.

Authority

34. All counsel and any other person or entity executing this Stipulation, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

Miscellaneous

35. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

36. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that this Stipulation, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that this Stipulation is the result of arm’s-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

[SIGNATURES ON THE NEXT PAGE]

STIPULATED AND AGREED TO BY:

ROBBINS GELLER RUDMAN & DOWD LLP RANDALL J. BARON A. RICK ATWOOD, JR. ELLEN GUSIKOFF STEWART DAVID T. WISSBROECKER EUN JIN LEE

655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax) Lead Counsel for State Plaintiff Kevin Duplisea

LANHAM BLACKWELL, P.A. SAMUEL W. LANHAM, JR.

470 Evergreen Woods Bangor, Maine 04401 Telephone: 207/942-2898 207/941-8818 (fax)
Co-Lead Counsel for State Plaintiff Kevin Duplisea

GOODWIN PROCTER LLP JOHN O. FARLEY MICHAEL T. JONES

Exchange Place 53 State Street Boston, MA 02109 Telephone: 617/570.1000 617/523-1231 (fax)

Counsel for Defendants Maine & Maritimes Corporation, Robert Anderson, Brent Boyles, Michael Caron, D. James Daigle, Richard Daigle, David Felch, Deborah Gallant, Nathan Grass, Brian Hamel, Lance Smith

CURTIS, THAXTER, STEVENS, BRODER & MICOLEAU, LLC CHRISTIAN CHANDLER

One Canal Plaza, Ste. 1000 Portland, ME 04101 Telephone: 207/774-9000 207/775-0612 (fax)

Co-Counsel for Defendants Maine & Maritimes Corporation, Robert Anderson, Brent Boyles, Michael Caron, D. James Daigle, Richard Daigle, David Felch, Deborah Gallant, Nathan Grass, Brian Hamel, Lance Smith

WEIL, GOTSHAL & MANGES LLC JOSEPH S. ALLERHAND STACY NETTLETON

767 Fifth Avenue New York, New York (212) 310-8000 (212) 310-8007 (f)
Co-Counsel for BHE Holdings Inc. and BHE Holding Sub One Inc.

VERRILL DANA LLP JAMES T. KILBRETH

One Portland Square P.O. Box 586 Portland, ME 04112-0586 (207) 774-4000 (207) 774-7499 (f)
Co-Counsel for BHE Holdings Inc. and BHE Holding Sub One Inc.

LEVI & KORSINSKY, LLP EDUARD KORSINSKY, ESQ.

EDUARD KORSINSKY
30 Broad Street, 15th Floor New York, New York 10004 (212) 363-7500 (212) 363-7171 (f)
Counsel for Federal Plaintiff Amy Johnson-Gee

WEIL, GOTSHAL & MANGES LLC JOSEPH S. ALLERHAND STACY NETTLETON

JOSEPH S. ALLERHAND
767 Fifth Avenue New York, New York (212) 310-8000 (212) 310-8007 (f)
Co-Counsel for BHE Holdings Inc. and BHE Holding Sub One Inc.

VERRILL DANA LLP JAMES T. KILBRETH

JAMES T. KILBRETH
One Portland Square P.O. Box 586 Portland, ME 04112-0586 (207) 774-4000 (207) 774-7499 (f)
Co-Counsel for BHE Holdings Inc. and BHE Holding Sub One Inc.

LEVI & KORSINSKY, LLP EDUARD KORSINSKY, ESQ.

EDUARD KORSINSKY
30 Broad Street, 15th Floor New York, New York 10004 (212) 363-7500 (212) 363-7171 (f)
Counsel for Federal Plaintiff Amy Johnson-Gee